Exhibit 99.1

DATALINK REPORTS 2010 FIRST QUARTER OPERATING RESULTS

First Quarter Revenue Up 57% Percent Year-Over-Year and More Than 21 Percent Sequentially

CHANHASSEN, Minn., April 15, 2010 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its first quarter that ended March 31, 2010.

For the first quarter, revenues were $62.5 million compared to $39.9 million for the prior-year period, a 57 percent increase and 21 percent sequential increase.  Product revenue was $38.2 million, up 98% from the first quarter of 2009 and 26% sequentially. Services revenue was $24.4 million, up 18 percent year over year and 13 percent sequentially.

GAAP Results

On a GAAP basis, the company reported a net loss of $891,000, or $0.07 per diluted share, for the first quarter ending March 31, 2010. This compares to loss of $596,000, or $0.05 per diluted share, in the first quarter of 2009.

Non-GAAP Results

Non-GAAP net earnings for the first quarter of 2010 were $107,000, or $0.01 per diluted share, compared to a non-GAAP net loss of $273,000, or $0.02 per diluted share, in the first quarter of 2009.  Non-GAAP earnings per share exclude the effect of purchase accounting adjustments from the Incentra VAR Business acquisition to deferred revenue and costs, integration and transaction costs related to the acquisition, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. A detailed reconciliation between GAAP and non-GAAP information is found at the end of this press release.

Paul Lidsky, Datalink’s president and CEO, commented, “We performed within our forecasted range and are encouraged by the early signs of success from the investments we made to expand Datalink’s market share around data center solutions. Our revenue growth in the first quarter was partially fuelled by our previous acquisitions as well as expanded solutions-selling from our enhanced products and services portfolio.  Backlog remained strong at $43.4 million.  We saw first quarter order activity increase and we doubled the number of transactions over $500,000 within the quarter compared to the first quarter of 2009. Our customers and prospects are responding to our comprehensive capabilities as seen with our strong backlog and the beginning of expanded sales into the full data center stack. We successfully completed the integration of Incentra at the end of March, and the combined post-acquisition business has increased our pipeline of opportunities 55% over the last six months. We will continue to capitalize on the go-to-market synergies of our combined business.”

The company also continues to make significant investments in portfolio expansion, partner alignment and training.  In the first quarter, Datalink completed the Cisco Data Center Unified Computing Authorized Technology Partner (UCS ATP) program and the Gold Certification audit.  These latest accomplishments in Cisco’s extensive certification qualifications program enable Datalink to offer customers the most advanced networking and data center solutions available under the Cisco brand.  In addition, field personnel completed more than 2,300 hours of training to ensure they can deliver on Datalink’s strategy in every market we serve. Additionally, Datalink has advanced its efforts in customer support and managed services operations with the addition of several new platforms and offerings around infrastructure management.  These efforts produced the company’s largest ever managed services contract during the quarter, a $1.6M dollar deal to support key data infrastructure elements for a Global 500 customer.  Investments like these ensure that Datalink continues to offer the advanced services and support its customers have come to rely upon.

“Our data center solutions strategy is in full motion with expanded messaging, training and a continued focus with our key partners to deliver comprehensive solutions with unsurpassed services and support.  We are in the process of completing focused training around advanced server, network and storage solutions.  These efforts coupled with our expanded practice and marketing enablement activities, strengthen the foundation to deliver solutions that provide greater returns to our customers on their IT investments and simplify their vendor management process,” continued Lidsky.

Outlook

The company ended the first quarter of 2010 with a significant backlog of $43.4 million. Based on this backlog and the current business environment, the company expects revenues to be between $68 million and $72 million for the second quarter of 2010.  The company expects second quarter 2010 results to be between a net loss $0.02 and net earnings of $0.02 per diluted share on a GAAP basis, and net earnings of between $0.04 and $0.08 per diluted share on a non-GAAP basis. This compares to revenues of $43.7 million with GAAP earnings of $0.02 per diluted share and non-GAAP earnings of $0.05 per diluted share in the second quarter of 2009.

Non-GAAP earnings per share exclude the effect of purchase accounting adjustments from the Incentra acquisition to deferred revenue and costs, integration and transaction costs related to the acquisition, stock-based compensation expense, amortization intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $.06 per diluted share for the second quarter of 2010.

Conference Call and Webcast Today

Datalink will hold a conference call at 4:00 p.m. central time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialling (877) 277-9804. Participants will be asked to identify the Datalink conference call and provide the designated identification number (67750914). A live Webcast of the conference call can be heard via Datalink’s website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated 2009 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.  We cannot assure that our recent acquisition of Cross Telecom assets will increase our revenues or profits.  We also cannot assure that in conjunction with our recent acquisition of certain assets and assumption of certain liabilities of Incentra, LLC’s reseller business we will retain Incentra’s employee base, customer and advanced technology certifications, or generate anticipated revenues or profits from the acquire business.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from purchase accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Datalink believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Datalink’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Datalink’s results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to the Datalink’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. Datalink believes that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

# # #

Company Contacts:
Media & Alliances:	Investors & Analysts:
Suzanne Gallagher	Greg Barnum
SVP of Marketing	Vice President and CFO
Phone: 720-566-5110	Phone: 952-944-3462
Email : sgallagher@datalink.com

Investor Relations:
Kim Payne
Investor Relations Coordinator
Phone: 952-279-4794
Fax: 952-944-7869
e-mail: einvestor@datalink.com
web site: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009

Net sales:
Products	$38,176	$19,252
Services	24,368	20,616
Total net sales	62,544	39,868

Cost of sales:
Cost of products	29,862	14,400
Cost of services	18,073	14,895
Amortization of intangibles	277	—
Total cost of sales	48,212	29,295
Gross profit	14,332	10,573
Operating expenses:
Sales and marketing	7,667	5,501
General and administrative	3,503	2,930
Engineering	3,926	2,820
Integration and transaction costs	389	—
Amortization of intangibles	382	178
	15,867	11,429
Loss from operations	(1,535)	(856)
Interest income, net	5	39
Loss before income taxes	(1,530)	(817)
Income tax benefit	(639)	(221)
Net loss	$(891)	$(596)

Loss per common share:
Basic	$(0.07)	$(0.05)
Diluted	$(0.07)	$(0.05)
Weighted average common shares outstanding:
Basic	12,737	12,455
Diluted	12,737	12,455

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$10,281	$12,901
Short term investments	1,487	2,730
Accounts receivable, net	32,232	45,612
Inventories	4,177	1,669
Current deferred customer support contract costs	40,734	38,050
Inventories shipped but not installed	9,367	8,973
Income tax receivable	1,629	1,073
Other current assets	671	288
Total current assets	100,578	111,296
Property and equipment, net	1,901	1,808
Goodwill	23,701	23,701
Finite life intangibles, net	7,151	7,810
Deferred customer support contract costs non-current	12,144	11,186
Other assets	382	394
Total assets	$145,857	$156,195

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$23,380	$33,062
Note payable due to seller of acquired business	—	3,000
Accrued commissions	2,790	2,860
Accrued sales and use tax	1,147	1,228
Accrued expenses, other	2,277	3,092
Current deferred tax liability	814	814
Sublease reserve current	282	288
Customer deposits	3,662	3,994
Current deferred revenue from customer support contracts	51,714	48,765
Other current liabilities	13	14
Total current liabilities	86,079	97,117
Deferred income tax liability	1,357	1,357
Deferred revenue from customer support contracts non-current	15,163	13,850
Sublease reserve non-current	280	348
Other current liabilities non-current	74	108
Total liabilities	102,953	112,780

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 13,270,137 and 13,260,788 shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	13	13
Additional paid-in capital	41,974	41,595
Retained earnings	917	1,807
Total stockholders’ equity	42,904	43,415
Total liabilities and stockholders’ equity	$145,857	$156,195

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009

Loss on a GAAP basis	$(891)	$(596)
Adjustments:
Amortization of intangible assets	277	—
Purchase accounting adjustment to Incentra and MCSI deferred revenue and cost, net	373	15
Total gross margin adjustments	650	15

Stock based compensation expense included in sales and marketing	89	74
Stock based compensation expense included in general and administrative	128	118
Stock based compensation expense included in engineering	76	57
Integration and transaction costs	389	—
Amortization of intangible assets	382	178
Total operating expense adjustments	1,064	427

Income tax expense (benefit)	716	(119)

Non-GAAP net earnings (loss)	$107	$(273)

Non-GAAP net earnings (loss) per share - Basic	$0.01	$(0.02)
Non-GAAP net earnings (loss) per share - Diluted	$0.01	$(0.02)

Shares used in non-GAAP per share calculation - Basic	12,737	12,455
Shares used in non-GAAP per share calculation - Diluted	12,846	12,455

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2010	2009

Cash flows from operating activities:
Net loss	$(891)	$(596)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for bad debts	92	9
Depreciation	215	219
Amortization of intangibles	659	178
Amortization of discount on short term investments	(11)	(6)
Deferred income taxes	(556)	—
Amortization of sublease reserve	(74)	(80)
Stock based compensation expense	293	249
Changes in operating assets and liabilities
Accounts receivable	13,300	14,463
Inventories	(2,902)	2,759
Deferred costs/revenues/customer deposits, net	288	(344)
Accounts payable	(9,682)	(12,462)
Accrued expenses	(966)	(2,239)
Other	(406)	(697)
Net cash provide by (used in) operating activities	(641)	1,453

Cash flows from investing activities:
Proceeds from (purchases of) short term investments	1,243	(1)
Acquisition of business, net of cash acquired	(3,000)	—
Purchases of property and equipment	(308)	(4)
Net cash provided by (used in) investing activities	(2,065)	(5)

Cash flows from financing activities:
Excess tax from stock compensation	(29)	—
Proceeds from issuance of common stock from option exercise	144	—
Tax withholding payments reimbursed by restricted stock	(29)	(63)
Net cash provided by (used in) financing activities	86	(63)

Increase (decrease) in cash and cash equivalents	(2,620)	1,385
Cash and cash equivalents, beginning of period	12,901	26,257
Cash and cash equivalents, end of period	$10,281	$27,642

Supplemental cash flow information:
Cash paid for income taxes	$56	$262
Cash received for income tax refunds	$110	$—